UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Light & Wonder, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-11693	81-0422894
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of principal executive offices)
(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 25, 2023, Light & Wonder, Inc. (the “Company”) has named Vanja Kalabic as its Chief Accounting Officer.

Mr. Kalabic, 41, has served as the Company’s Senior Vice President and Corporate Controller since March 2023, Vice President of Accounting from March 2021 to March 2023, Vice President and Corporate Controller from December 2021 to March 2023, and prior to that held various accounting leadership positions since joining the Company in November 2015. Mr. Kalabic has more than 16 years of financial leadership experience. Prior to joining the Company, he spent seven years at the accounting firm Ernst & Young, ending his tenure there as an Assurance Manager serving various companies in the gaming industry. Prior to that, he served in various higher education and hospitality industries. Mr. Kalabic is a certified public accountant and holds a Bachelor of Science in Accounting and International Business Management from Brigham Young University - Hawaii and a Master of Business Administration from Chaminade University of Honolulu.

Mr. Kalabic received the following compensation and benefits in his current position at the Company: (i) aggregate base salary payments of $275,000 and $208,654 in respect of 2022 and 2023 (through the date hereof), respectively; (ii) annual bonus compensation of $116,812 and $113,279 in respect of 2021 and 2022, with payout in 2022 and 2023, respectively; and (iii) annual grants of equity awards in 2022 and 2023 with an aggregate fair market value of $226,211 and $204,969, respectively. Other than such compensation arrangements, Mr. Kalabic has no interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Kalabic’s appointment, Mr. Kalabic will receive (i) an annual base salary of $400,000; (ii) an annual target bonus opportunity of 50% of his base salary; and (iii) eligibility for annual equity awards with an aggregate grant date fair value of approximately 100% of his base salary, and is expected to enter into an employment agreement with a term through August 24, 2026 providing for the foregoing. Such employment agreement is also expected to provide that if Mr. Kalabic’s employment is terminated without “cause”, for “good reason” or by the Company upon the expiration of the term, Mr. Kalabic would receive severance consisting of 12 months of continued salary, a pro-rata bonus and 12 months of continued healthcare coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: August 29, 2023